                                                                   Exhibit 10.34

                                PROMISSORY NOTE

$215,685.00                                                         June 3, 1998

     FOR VALUE RECEIVED, RICHARD P. MCNEIGHT, whose residence address is 146 Windward Way, Indian Harbour Beach, Florida 32937 (the "Maker"), promises to pay to the order of PARAVANT COMPUTER SYSTEMS, INC., a Florida corporation (the "Payee"), in the manner hereinafter set forth, the principal sum of Two Hundred Fifteen Thousand Six Hundred Eighty-Five Dollars ($215,685.00).

     The entire principal amount of this Note shall be payable in full on June 2, 2003 (the "Maturity Date"). In addition to the aforementioned principal amount, the Maker shall pay to the Payee interest on the unpaid principal amount as hereinafter set forth at the rate of interest equal to the rate of interest then applicable for borrowings by the Maker under the Maker's then existing line of credit or other primary lending arrangement with its then primary lender. As of the date of this Note such primary lender is National City Bank, Dayton, Ohio. From the date hereof until the Maturity Date accrued interest shall be due and payable as follows:

     For the period from the date hereof through September 30, 1998 accrued interest shall be due and payable by not later than December 30, 1998;

     For the period from October 1, 1998 through September 30, 1999 accrued interest shall be due and payable by not later than December 30, 1999;

     For the period from October 1, 1999 through September 30, 2000 accrued interest shall be due and payable by not later than December 30, 2000;

     For the period from October 1, 2000 through September 30, 2001 accrued interest shall be due and payable by not later than December 30, 2001;

     For the period from October 1, 2001 through September 30, 2002 accrued interest shall be due and payable by not later than December 30, 2002; and

     For the period from October 1, 2002 through the Maturity Date accrued interest shall be due and payable by not later than June 30, 2003.

     Not less than ten (10) days prior to date on which any payment of accrued interest shall be due and payable from the Maker the Payee shall notify the Maker in writing of the amount of interest which has accrued during the period for which such interest is to be payable.

     Payments to be made under this Note shall be made to the order of the Payee at 1615A West Nasa Boulevard, Melbourne, Florida 32901, or at such other place as the Payee may designate to the Maker in writing. All payments required hereby shall be made in lawful money of the United States of America.

     The Maker shall have the right to prepay this Note in whole or in part at any time without penalty.

     Any failure of the Maker to make any payment required hereunder by not later than ten (10) days after the same shall be due shall constitute an Event of Default. Upon the occurrence of any Event of Default, the holder hereof shall have the right, after written notice to the Maker of such Event of Default, and the failure of the Maker to cure such Event of Default within thirty (30) days after Maker's receipt of such notice, to declare a Default under this Note and to accelerate all principal and interest due hereunder. Following the occurrence of any Default, the holder hereof also shall have the right to exercise any remedies that it may have hereunder. If it becomes necessary for the holder hereof to enforce this Note, the Maker shall pay the holder any and all costs, expenses and reasonable attorneys' and paralegals' fees and expenses incurred by such holder in connection with such proceedings and any associated administrative, appellate or bankruptcy proceedings.

     The Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor and expressly agrees to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of time of, or for the payment of said principal or interest.

     This Note shall be governed and construed in accordance with the laws of the State of Florida. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the date first above written.


                                             "MAKER"

                                             s/ Richard P. McNeight
                                             ----------------------------
                                             Richard P. McNeight